UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  April 30, 2010

GSE SYSTEMS, INC.
 (Exact name of registrant as specified in its charter)

Delaware	001-14785	52-1868008
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
1332 Londontown Blvd., Suite 200, Sykesville, MD 21784
(Address of principal executive offices and zip code)

 (410) 970-7800
Registrant's telephone number, including area code

Check  the  appropriate  box  below  if the  Form  8-K  filing  is  intended  to simultaneously  satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d - 2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e - 4 (c))

Item 1.01.	Entry into a Material Definitive Agreement.

On April 30, 2010, the Company entered into a new employment agreement (the “Agreement”) with its Chief Executive Officer, Mr. John V. Moran.  The Agreement commences on May 1, 2010 through October 31, 2010, at which time Mr. Moran will retire from the Company,  resign as a member of the Board of Directors  and become a consultant to the Company. In addition, on April 30, 2010, the Company entered into a consulting agreement (the “Consulting Agreement”) with Mr. Moran which will commence on November 1, 2010 and end on October 31, 2013.   Both the Agreement and the Consulting Agreement were approved by the Board of Directors of the Company.

During the term of the Agreement, Mr. Moran will be paid a base salary of $300,000 and a $30,000 retention bonus for working until October 31, 2010.  In addition, Mr. Moran shall be provided with an automobile of his choice (comparable to the one currently provided to him by the Company) at the Company’s expense.  The Company shall pay for all maintenance, gas and insurance expenses incurred in connection with the automobile.  The Company shall provide Mr. Moran an allowance for a club membership in an amount not exceeding $4,000 for any calendar year. Mr. Moran is also entitled to receive vacation in accordance with the Company’s policy for its senior executives.  He is also entitled to participate in the Company’s employee benefits plan for its senior executives or employees to include the Company’s medical and 401(k) plans.  In addition, Mr. Moran is entitled to reimbursement by the Company for all reasonable expenses incurred by him in connection with this employment.  Reimbursable expenses include, but are not limited to, business travel and customer entertainment expenses.

The Company may terminate the Agreement for cause.  Examples of “cause” include (i) willful and continued failure to perform contractual duties after the Company has communicated its demand for substantial performance; (ii) willfully engaging in misconduct which has a material adverse effect on the Company’s reputation, operations, prospects or business relations; (iii) conviction for any felony or entry of a plea of “no contest” for a crime of moral turpitude; (iv) or breach of the terms and conditions of the Agreement.  Notice of termination must be in writing and must state the reason for termination and Mr. Moran (with his attorney) shall have the opportunity to be heard by the Company’s Board of Directors.  In the event of termination for cause, Mr. Moran shall continue to receive his full salary through the date of termination.  In the event of disability, Mr. Moran will continue to receive his full salary (less any sum payable under the Company’s disability benefit plan) until his employment is terminated.  Termination of employment due to the death or disability of the employee shall not constitute a breach of the Agreement.

Under the terms of the Consulting Agreement, Mr. Moran shall receive a consulting fee equal to $130,000 per annum for the first year of the Consulting Agreement and $100,000 per annum for the remaining two years of the Consulting Agreement.  In addition, Mr. Moran shall be provided with an automobile of his choice (comparable to the one currently provided to him by the Company) at the Company’s expense.  The Company shall pay for all maintenance, gas and insurance expenses incurred in connection with the automobile.  The Company shall provide Mr. Moran an allowance for a club membership in an amount not exceeding $4,000 for any calendar year.  Mr. Moran shall be eligible to participate in any employee benefits plan of the Company available by its terms to consultants.

The Company may terminate the Consulting Agreement for Cause.  Cause is defined as (i) fraud, misappropriation or theft or (ii) breach of any of the terms of the Consulting Agreement.

The foregoing is a brief description of the terms of the Agreement and Consulting Agreement described herein and by its nature is incomplete.  It is qualified in its entirety by the text of the Agreement and the Consulting Agreement, copies of which are included herewith as Exhibits to this Current Report of Form 8-K.  All readers of this Current Report are encouraged to read the entire text of the Agreement and the Consulting Agreement.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;

Compensatory Arrangements of Certain Officers.

On April 30, 2010, the Company’s Board of Directors appointed James Eberle,  Chief Operating Officer of the Company and entered into approved an employment agreement (the “Employment Agreement”) with Mr. Eberle. The Employment Agreement will run from June 1, 2010 until May 31, 2012.  Mr. Eberle shall receive a base annual salary of $200,000.  On the anniversary date of the Employment Agreement, the Company shall increase the base salary by an amount equal to the greater of (i) three percent (3%) and (ii) an amount equal to the percentage increase in the Consumer Price Index over the preceding twelve (12) month period.

For each year the Agreement is in effect, the Compensation Committee of the Board of Directors and the Company’s Chief Executive Officer shall determine the bonus amount for the most recently completed fiscal year and payment shall be made by March 15 of the subsequent year.  The bonus is performance based and the performance goals shall be as jointly agreed to Mr. Eberle and the Chief Executive Officer and approved by the Board of Directors.  For the 2010,  Mr. Eberle’s target bonus is $50,000.  For each year of the Employment Agreement, the Company’s Board of Directors shall increase the bonus target by an amount equal to the greater of (i) three percent (3%)  and (ii) an amount equal to the percentage increase in the Consumer Price Index over the preceding twelve (12) month period.

Mr. Eberle shall be entitled to receive an automobile allowance of $7,200 per year and reimbursement for gas and insurance in connection with such automobile.  Mr. Eberle shall also receive an allowance for a club membership of $4,000 per year.  The Company shall pay the monthly medical and dental insurance premiums for Mr. Eberle in connection with Company-provided health insurance plans.  Mr. Eberle is entitled to receive vacation in accordance with the Company’s policy for its senior executives and may participate in other Company sponsored benefit plans including life insurance and 401(k) retirement plans.  Mr. Eberle is entitled to reimbursement by the Company for all reasonable expenses incurred by him in connection with his employment.  Reimbursable expenses include, but are not limited to, business travel and customer entertainment expenses.

The Company may terminate the Employment Agreement for cause.  Examples of “cause” include (i) willful and continued failure to substantially perform contractual duties after the Company has communicated its demand for substantial performance; (ii) willfully engaging in misconduct which has a material adverse effect on the Company’s reputation, operations, prospects or business relations; (iii) conviction for any felony or entry of a plea of “no contest” for a crime of moral turpitude; (iv) or breach of the terms and conditions of the Employment Agreement.  Notice of termination must be in writing and must state the reason for termination and Mr. Eberle (with his attorney) shall have the opportunity to be heard by the Company’s Board of Directors.  In the event of termination for cause, Mr. Eberle shall continue to receive his full salary through the date of termination.  In the event of disability, Mr. Eberle will continue to receive his full salary (less any sum payable under the Company’s disability benefit plan) until his employment is terminated.  Termination of employment due to the death or disability shall not constitute a breach of the Employment Agreement.

If the Company shall terminate Mr. Eberle’s employment in breach of the terms of the Employment Agreement, then the Company shall pay the officer his full salary and provide his benefits for one year from the date of Termination.  Additionally, all options to purchase the Company's common stock granted to Mr. Eberle under the Company's option plan or otherwise shall immediately become fully vested and shall terminate on such date as they would have terminated if Mr. Eberle's employment by the Company had not terminated.

In the event a Change of Control occurs and Mr. Eberle is either (1) not offered employment by the Successor Company or (2) employment is offered upon conditions that result in his decision to terminate employment for Good Reason (as defined in the Agreement); then the following shall occur.  He shall receive continuation of salary and bonus programs (average of prior two-years bonus), and all benefits (including medical, dental and life insurance coverage and any other Company-provided benefits, including car and club allowances that he is receiving as of the Effective Date) from the Date of Termination of employment for a period of twelve months.

The foregoing is a brief description of the terms of the Employment Agreement and by its nature is incomplete.  It is qualified in its entirety by the text of the Employment Agreement,  a copy of which is included herewith as an Exhibit to this Current Report on Form 8-K.  All readers of this Current Report on Form 8-K are encouraged to read the entire text of the Employment Agreement.

Mr. Eberle, age 42, has been the President of  MXL Industries, Inc. since June 2004.  MXL is a complete, turn-key provider of optical quality mold design, tooling, molding, and coating of polycarbonate and acrylic parts concentrating on meeting stringent optical performance requirements for a broad spectrum of customers.  From 1990 to May 2004, Mr. Eberle worked at General Physics Corporation, most recently as VP of Operations.  General Physics is a wholly-subsidiary of GP Strategies Corporation (NYSE: GPX).  General Physics is a global performance improvement solutions provider of sales and technical training, e-Learning solutions, management consulting and engineering services.

In June 2008, Mr. Eberle was involved in a management buyout of MXL with Mr. Jerome I. Feldman, Chairman of the Board of the Company.  Mr. Eberle owns 12% of MXL and Mr. Feldman owns 25% of MXL.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits.

The following are filed as exhibits to this report:

Exhibit No.                      Description

10.1           Employment Agreement, dated as of April 30, 2010 between John V. Moran and GSE Systems, Inc.
10.2           Consulting Agreement, dated as of April 30, 2010 between John V. Moran and GSE Systems, Inc.
10.3           Employment Agreement, dated as of April 30, 2010 between James Eberle and GSE Systems, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  April 30, 2010
GSE SYSTEMS, INC.

/s/ Jeffery G. Hough
Jeffery G. Hough
Senior Vice President and Chief Financial Officer